Exhibit 4.2

Certificate Number: 01 Number of Series E Preference Shares: 20,000

CUSIP / ISIN NO.:

04686J 606 / US04686J6064

ATHENE HOLDING LTD.

7.750% Fixed-Rate Reset

Perpetual Non-Cumulative Preference Shares, Series E

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Athene Holding Ltd., a Bermuda exempted company (the “Company”), hereby certifies that Computershare Inc. (“Computershare”), a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary (the “Depositary”) under the Deposit Agreement, dated December 12, 2022, among the Company, the Depositary and the holders from time to time of Receipts (as defined therein) issued thereunder, is the registered owner of 20,000 fully paid and non-assessable shares of the Company’s designated 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series E, with a par value of $1.00 per share and a liquidation preference of $25,000 per share (the “Series E Preference Shares”). The Series E Preference Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series E Preference Shares represented hereby are and shall in all respects be subject to the provisions of the Company’s Memorandum of Association, Bye-Laws and Certificate of Designations of 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series E dated December 12, 2022 (as the same may be amended from time to time, the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to the Depositary without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series E Preference Shares set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Depositary is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, the Series E Preference Shares represented by this certificate shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its Chief Financial Officer this 12th day of December, 2022.

ATHENE HOLDING LTD.

By:	/s/ Martin P. Klein
Name: Martin P. Klein
Title: Chief Financial Officer

REGISTRAR’S COUNTERSIGNATURE

These are the Series E Preference Shares referred to in the within-mentioned Certificate of Designations.

Dated: December 12, 2022

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:	/s/ Kerri Shenkin
Name: Kerri Shenkin
Title: Assistant Vice President

REVERSE OF CERTIFICATE

Dividends on each Series E Preference Share shall be payable at the rate provided in the Certificate of Designations when, as and if declared.

The Series E Preference Shares shall be redeemable at the option of the Company in the manner and in accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Series E Preference Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Series E Preference Shares evidenced hereby on the books of the Transfer Agent for the Series E Preference Shares. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)